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April 29, 2016

Sound Shore Fund, Inc
3 Canal Plaza, Suite 600
Portland, Maine 04101

Re:	Post-Effective Amendment to Registration Statement on Form N-1 A
File Nos. 002-96141 and 811-04244

Dear Ladies and Gentlemen:

We have acted as counsel for Sound Shore Fund, Inc., a Maryland corporation (the "Fund"), in connection the filing of Post- Effective Amendment No. 49 to the Fund 's registration statement on Form N-1A under the Securities Act of 1933, as amended, (the "1933 Act") and Amendment No. 43 under the Investment Company Act of 1940, as amended relating to the issuance and sale by the Fund or its authorized shares of Investor Class Common Stock and Institutional Class Common Stock (the "Registration Statement").

This opinion is limited to the laws of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Maryland .

In connection with the opinions set forth herein, we have examined originals or copies of the following Fund documents: the Fund 's Articles of Incorporation dated February 15, l985, and the Fund 's Articles of Amendment and related Articles Supplementary, each dated October 23, 2013 as filed with the State Department of Assessments and Taxation (together, the "Charter"); the Fund 's By-Laws; and such other Fund records, certificates, resolutions and documents that we have deemed relevant in order to render the opinion expressed herein, including resolutions of the Board of Directors of the Fund authorizing the issuance of the shares subject to the Registration Statement. In addition, we have reviewed and relied upon a Certificate of Status issued by the State Department of Assessments and Taxation verifying that the Fund is in good standing (the "Certificate of Good Standing").

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of

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signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided to us have been duly adopted by the Fund 's Board of Directors; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Fund on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Directors, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

Based upon the foregoing, we are of the opinion that:

i.   The Fund has authority to issue 100,000,000 shares each of the Investor Class and the Institutional Class of its Common Stock, par value $0.001 per share (the "Shares"); and

ii.   Assuming that the Fund or its agent receives consideration for the Shares of Stock in accordance with the terms of the prospectus forming a part of the Fund's Post-Effective Amendment No. 49 to its registration statement or upon conversion of one class of Shares for the other as provided in the Charter, the Shares, when sold, will be legally issued, fully paid and non-assessable by the Fund .

In rendering the opinion above, insofar as it relates to the valid existence of the Fund, we have relied solely on the Certificate of Good Standing, and such opinion is limited accordingly and is rendered as of the date of such Certificate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulation s thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP

22203608.1